QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.2(d)

MEMORANDUM OF
FOURTH AMENDMENT TO 2000 INCENTIVE PLAN

        The undersigned, Marvin A. Tenenbaum, the Secretary of LECG Holding Company, LLC, a California limited liability company (the "Company"), hereby certifies the following:

        Pursuant to a resolution of the Board of Directors of the Company duly noticed and held on May 30, 2003, and an Action by Written Consent of Securityholders of LECG Holding Company, LLC, dated as of May 30, 2003, the Company adopted an amendment (the "Fourth Amendment") to the Company's 2000 Incentive Plan (the "Plan") effective as May 30, 2003.

        Under the Fourth Amendment, the first sentence of Section 4 of the Plan was amended to read in its entirety as follows:

          "Subject to adjustment as provided in Section 14 hereof, the number of Units available for issuance under the Plan shall be Eight Million Five Hundred Ninety-Seven Thousand Five Hundred Seventy-Five (8,597,575)."

        Except as expressly amended by the Fourth Amendment, the Plan remains in full force and effect.

        IN WITNESS WHEREOF, the undersigned has executed this Memorandum as of this 30th day of May, 2003.

LECG HOLDING COMPANY, LLC

By:	/s/ MARVIN A. TENENBAUM Marvin A. Tenenbaum Secretary

QuickLinks

MEMORANDUM OF FOURTH AMENDMENT TO 2000 INCENTIVE PLAN